EXHIBIT 99.1

CDK Announces Transformation Plan to Strengthen the Business and Enhance Long-term Value

Provides Margin Expansion Plan and Growth Targets

HOFFMAN ESTATES, Ill., June 16, 2015 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced a plan aimed at enhancing long-term, sustainable value for its shareholders, clients, and associates. At the Investor Day held today in Chicago, CDK President and Chief Executive Officer Steve Anenen announced the plan to transform the business through balanced organic revenue growth and significantly increased earnings.

"CDK is the clear market leader with a strong foundation and history of growth. We have embarked on this transformation plan from a position of strength that allows CDK to pivot and focus on significant margin expansion. We have developed a comprehensive and balanced plan to increase profitability with key initiatives that are currently underway," said Steve Anenen.

CDK's go-forward transformational strategy is built on three pillars:

  Drive Operational Excellence
  Deliver Organic Revenue Growth
  Disciplined Capital Allocation

To drive operational excellence, CDK will streamline the organization to reduce complexities. Modest revenue growth is important to enhance long-term value and to protect CDK's market leadership position. Key elements of CDK's capital allocation strategy include preserving its strong balance sheet and debt ratios, maintaining financial flexibility, and reducing its cash balance to approximately $250 million.

Execution against this transformation plan will result in a strong, go-forward financial profile:

  Revenues will grow 4% to 5% annually on average for the next three fiscal years, and 5% to 7% thereafter;
  Additional EBITDA of $250 to $275 million will be generated over the next three fiscal years resulting in significant margin expansion of approximately 1,300 basis points during that time, and approximately 150 basis points annually thereafter;
  Target adjusted EBITDA margin for fiscal 2018 is 35% for total CDK;
  Target segment adjusted pretax margins for fiscal 2018 – 45% for Automotive Retail North America, 20% for Digital Marketing, and 25% for Automotive Retail International;
  Adjusted pretax earnings will grow more than 25% annually on average for the next three fiscal years;
  Increased earnings will drive free cash flow generation of approximately $1 billion over the next three fiscal years of which 70% to 80% will be returned to shareholders through dividends and share repurchases or other appropriate vehicles that are available.

"This is the right path for CDK. We are deeply committed to reshaping the organization and have a talented team to execute this program which will enhance long-term shareholder value. We are ready to transform our business and we are excited about this next phase in our journey," Steve Anenen concluded.

Investor Day

The Investor Day is being webcast live today from 10:00 a.m. to 12:30 p.m. CT and can be accessed along with summary presentation materials at CDK's website at investors.cdkglobal.com. For those unable to join the live webcast, a replay will be available following the event also at investors.cdkglobal.com.

About CDK Global

With nearly $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

Use of Non-GAAP Information

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by us and improve our ability to understand our operating performance. Because adjusted results are not measures of performance that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), they should not be considered in isolation from, or as substitute for, other metrics that are calculated in accordance with GAAP. Our Investor Day presentation on June 16, 2015 references the forward-looking, non-GAAP measures defined below.

Revenues: Revenues represents consolidated CDK revenues excluding the past effects of revenues related to divestitures and the effect of foreign currency fluctuations.

EBITDA: References to both EBITDA and adjusted EBITDA in our presentation represent earnings before income taxes adjusted to exclude interest expense, depreciation and amortization, total stock-based compensation expense, estimated costs associated with planned restructuring activities, the effect of foreign currency fluctuations, and the past effects of costs incurred directly attributable to our separation from ADP, incremental costs associated with the formation of corporate departments as a stand-alone public company, trademark royalty costs allocated to us when we were under common control and management of ADP, and earnings related to divestitures. We computed EBITDA margin as EBITDA as a percent of revenues.

Pretax Earnings: References to both pretax earnings and adjusted earnings in our presentation represent earnings before income taxes adjusted to exclude estimated costs associated with planned restructuring activities, the effect of foreign currency fluctuations, and the past effects of costs incurred directly attributable to our separation from ADP, incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expense incurred for staff additions to build out corporate functions, trademark royalty costs allocated to us when we were under common control and management of ADP, accelerated trademark amortization, and earnings related to divestitures. We computed pretax margin as pretax earnings as a percent of revenues.

Free Cash Flow: Cash flows from operating activities less capital expenditures and capitalized software.

Debt Ratios: Total debt to EBITDA, as defined above.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends, intention to make share repurchases and to declare and pay future dividends and other information, may be forward-looking statements. Words such as "might," "will," "may," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: our ability to timely and effectively implement our transformation plan as planned; our success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; security breaches, interruptions, failures and/or other errors involving our systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures. The statements in this press release are made as of the date of this press release, even if subsequently made available by us on our website or otherwise. Except as required by applicable law, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in our reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Item 1A. Risk Factors" in our Registration Statement on Form 10 for the fiscal year ended June 30, 2014, our Registration Statement on Form S-4 as filed with the SEC on May 5, 2015 and our most recent Quarterly Report on Form 10-Q, should be considered in evaluating any forward-looking statements contained herein. These filings can be found on our website at www.cdkglobal.com and the SEC's website at www.sec.gov.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com